Exhibit 99.3

BOARD RESOLUTION OF FUSE SCIENCE, INC. (OTC DROP)

ADOPTED ON JUNE 24, 2026

The undersigned, being all the directors of FUSE SCIENCE, INC. (OTC DROP), hereby sign the following amended resolutions:

RESOLVED THAT:

1.	The board accepts the resignation of all officers and Directors by the court order namely:

Lei Zhang - CEO, Executive Director
Meihua Xu - President, Treasurer
Minming Yang - Company Secretary

2.	The board accepts the appointment of:
Peter Downey as President and Treasurer as well as Chairman of the board
Irina Veselinovic as Secretary.

3.	The board accepts the transfer of 100,000 Preferred shares Class D (control block) on a name of Fransys Consulting, Inc as per court order..

4.	The board accepts a resolution to notify the transfer agent, State of NV and OTC markets immediately of the change.

/s/ Peter Downey	Date: June 24, 2026.

Peter Downey, Receiver of the Fuse Science, Inc

ACCEPTEED BY FUSE SCIENCE, INC. (OTC DROP) INTERIM MANAGEMENT

/s/ Peter Downey
Peter Downey

/s/ Irina Veselinovic
Irina Veselinovic

Board Resolution